Exhibit 99.1

Investor Contact

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Patrick Lenow

Vice President, Communications

DineEquity, Inc.

818-637-3122

DineEquity, Inc. Reports Second Quarter Fiscal 2016 Results

Updates Fiscal 2016 Financial Performance Guidance

Second Quarter 2016 Summary

• GAAP EPS of $1.45

• Adjusted EPS (Non-GAAP) of $1.59

• Domestic system-wide comparable same-restaurant sales increased 0.2% at IHOP and declined 4.2% at Applebee’s

• Returned approximately $32 million to shareholders, which includes $17 million in cash dividends and $15 million in share repurchases

First Six Months of 2016 Summary

• GAAP EPS of $2.82

• Adjusted EPS (Non-GAAP) of $3.17

• Domestic system-wide comparable same-restaurant sales increased 0.8% at IHOP and declined 3.9% at Applebee’s

• Generated cash from operating activities of approximately $54 million and free cash flow (Non-GAAP) of approximately $56 million

• Returned $69 million to shareholders, which includes $35 million in share repurchases and $34 million in cash dividends

GLENDALE, Calif., August 3, 2016 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced financial results for the second quarter of fiscal 2016.

“We posted growth in adjusted earnings per diluted share for the second quarter, despite soft comparable sales at Applebee’s and IHOP.  While we are dissatisfied with the comparable sales results, we are confident in our clear long-term strategies for both brands,” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity, Inc.

Ms. Stewart concluded, “These long-term strategies will build our brands across the spectrum of food and beverage innovation, social and digital marketing, development expansion as well as platforms to meet the convenience needs of today’s consumer, such as delivery, to-go initiatives and mobile applications to name a few.”

Second Quarter Fiscal 2016 Financial Summary

•                  GAAP net income available to common stockholders was $26.4 million for the second quarter of 2016, or earnings per diluted share of $1.45.  This compares to net income available to common stockholders of $26.5 million, or earnings per diluted share of $1.40, for the second quarter of 2015.  The slight decrease in GAAP net income was mainly due to higher closure and impairment charges and an increase in general and administrative expenses.  The decrease was partially offset by lower income tax expense, higher gross profit and a decline in interest expense.  The increase in earnings per diluted share was due to a decrease in weighted average diluted shares outstanding.

•                  Adjusted net income available to common stockholders was $28.8 million, or adjusted earnings per diluted share of $1.59, for the second quarter of 2016.  This compares to $28.9 million, or adjusted earnings per diluted share of $1.53, for the same period of 2015.  The slight decrease in adjusted net income was mainly due to higher general and administrative expenses.  The increase in adjusted earnings per diluted share was due to a decrease in weighted average diluted shares outstanding.  (See “Non-GAAP Financial Measures” below.)

•                  General and administrative expenses were $36.5 million for the second quarter of 2016.  This compares to $34.6 million for the same period of 2015.  The expected increase was mainly due to higher personnel costs for several senior management positions filled after the first quarter of 2015.  Approximately $0.5 million of the general and administrative expenses was related to the strategic consolidation of our restaurant support center announced on September 3, 2015.

First Six Months of Fiscal 2016 Summary

•                  GAAP net income available to common stockholders was $51.6 million for the first six months of fiscal 2016, or earnings per diluted share of $2.82.  This compares to net income available to common stockholders of $54.6 million, or earnings per diluted share of $2.88, for the first six months of fiscal 2015.  The decrease in GAAP net income was primarily due to higher general and administrative expenses and higher closure and impairment charges in the first six months of fiscal 2016 compared to the same period of 2015. The decrease was partially offset by lower income tax expense and a decline in interest expense.  Additionally, earnings per diluted share were favorably impacted by a decrease in weighted average diluted shares outstanding.

•                  Adjusted net income available to common stockholders was $58.0 million, or adjusted earnings per diluted share of $3.17, for the first six months of fiscal 2016.  This compares to $60.0 million, or adjusted earnings per diluted share of $3.17, for the same period of fiscal 2015.  The decline in adjusted net income was mainly due to higher general and administrative expenses.  The decline was partially offset by lower income taxes and a decrease in cash interest expense.  Despite the decrease in adjusted earnings, earnings per diluted share were unchanged due to a decrease in weighted average diluted shares outstanding.  (See “Non-GAAP Financial Measures” below.)

•                  General and administrative expenses were $75.9 million for the first six months of 2016.  This compares to $68.8 million for the same period of 2015.  The increase was primarily due to higher personnel costs.  Approximately $2.6 million of the increase in general and administrative expenses was due to the strategic consolidation of our restaurant support center.

•                  In the first six months of fiscal 2016, cash flows from operating activities were $53.9 million compared to $48.1 million in the same period of fiscal 2015.  Free cash flow was $56.4 million for the first six months of fiscal 2016, compared to $49.7 million for the first six months of fiscal 2015.  (See “Non-GAAP Financial Measures” below.)

Same-Restaurant Sales Performance

Second Quarter of Fiscal 2016

•                  IHOP’s domestic system-wide comparable same restaurant sales increased 0.2% for the second quarter of 2016.

•                  Applebee’s domestic system-wide comparable same-restaurant sales declined 4.2% for the second quarter of 2016.

First Six Months of Fiscal 2016

•                  IHOP’s domestic system-wide comparable same restaurant sales increased 0.8% for the first six months of fiscal 2016.

•                  Applebee’s domestic system-wide comparable same-restaurant sales declined 3.9% for the first six months of fiscal 2016.

Financial Performance Guidance for Fiscal 2016

DineEquity reiterates its financial performance guidance for fiscal 2016 contained in the press release issued on February 24, 2016 and the Form 8-K filed on February 24, 2016, except for the revisions noted below.

•                  Revised Applebee’s comparable same-restaurant sales performance to range between negative 3.0% and negative 4.5%.  This compares to the previous expectations of between negative 2.0% and positive 2.0%.

•                  Revised IHOP’s comparable same-restaurant sales performance to range between positive 0.5% and positive 2.0%.  This compares to the previous expectations of between positive 1.0% and positive 4.0%.

•                  Revised expectations for Applebee’s franchisees to develop between 25 and 33 new restaurants, reflecting a reduction from previous expectations of between 35 and 45 new restaurants.  IHOP franchisees and its area licensee are expected to develop between 65 and 77 new restaurants.  This compares to the previous projections of between 60 and 70 new restaurants.

•                  Revised expectations for Franchise segment profit to be between $342 million and $352 million.  This compares to the previous expectations of between $345 million and $360 million.

•                  Reiterated expectations for the Rental and Financing segments to generate roughly $40 million in combined profit.

•                  Reiterated expectations for general and administrative expenses to range between $154 million and $158 million, including non-cash stock-based compensation expense and depreciation of approximately $20 million.  This amount includes approximately $4 million of non-recurring costs related to our restaurant support center consolidation.

•                  Reiterated expectations for interest expense to be approximately $62 million. Approximately $3 million is projected to be non-cash interest expense.

•                  Revised expectations for weighted average diluted shares outstanding to be approximately 18.2 million shares.  This compares to the previous expectations of approximately 18.5 million shares.

•                  Reiterated expectations for the income tax rate to be approximately 37%.

•                  Revised expectations for cash flows provided by operating activities to range between $112 million and $120 million.  This compares to previous expectations of between $115 million and $125 million.

•                  Reiterated expectations for capital expenditures to be roughly $8 million.

•                  Revised expectations for free cash flow (See “Non-GAAP Financial Measures” below) to range between $113 million and $121 million.  This compares to the original expectations of between $116 million and $126 million.  Our guidance reflects non-recurring tax payments totaling approximately $10 million related to deferred gains from the repurchase of our debt, primarily in 2008 and 2009, approximately $9 million in pre-tax cash payments related to our restaurant support center consolidation and the impact of fiscal 2016 containing 52 weeks compared to 53 weeks in fiscal 2015, taking into account the effect on working capital, including gift card receivables.

2016 Free Cash Flow (Non-GAAP) Guidance Table

(In millions)
Cash flows from operations	$112 - 120
Approximate net receipts from notes and equipment contracts receivable	9
Approximate capital expenditures	(8)
Free cash flow (Non-GAAP)	$113 - 121

Investor Conference Call Today

DineEquity will host a conference call to discuss its results on the same day at 11:00 a.m. Eastern Time/ 8:00 a.m. Pacific Time.  To participate on the call, please dial (888) 771-4371 and reference passcode 42944239. International callers, please dial (847) 585-4405 and reference passcode 42944239.

A live webcast of the call will be available at www.dineequity.com, and may be accessed by visiting Calls & Presentations on the site’s Investors section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed from 10:30 a.m. Pacific Time on August 3, 2016 through 8:59 p.m. Pacific Time on August 10, 2016 by dialing (888) 843-7419 and referencing passcode 42944239#. International callers, please dial (630) 652-3042 and reference passcode 42944239#. An online archive of the webcast will also be available on the Investors section of DineEquity’s website.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,700 restaurants combined in 19 countries and U.S. territories and over 400 franchisees, DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; fourth-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders (adjusted EPS),” “free cash flow,” and “segment EBITDA.”  “Adjusted EPS” is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any gain or loss related to the disposition of assets, and other items deemed not reflective of current operations.  This is presented on an aggregate basis and a per share (diluted) basis.  “Free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less capital expenditures.  “Segment EBITDA” for a given period is defined as gross profit plus depreciation and amortization as well as interest charges related to the segment.  Management utilizes free cash flow to determine the amount of cash available for general corporate and strategic purposes and for the return of cash to stockholders pursuant to our capital allocation strategy. Management believes this information is helpful to investors to determine the Company’s adherence to debt covenants and the Company’s cash available for these purposes. Adjusted EPS and free cash flow are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues:
Franchise and restaurant revenues	$126,989	$137,768	$256,775	$279,586
Rental revenues	30,830	31,132	62,239	62,534
Financing revenues	2,439	2,649	4,768	5,243
Total revenues	160,258	171,549	323,782	347,363
Cost of revenues:
Franchise and restaurant expenses	39,707	51,423	80,576	103,449
Rental expenses	23,030	23,319	46,261	46,809
Financing expenses	146	—	146	12
Total cost of revenues	62,883	74,742	126,983	150,270
Gross profit	97,375	96,807	196,799	197,093
General and administrative expenses	36,511	34,577	75,935	68,807
Interest expense	15,383	15,677	30,749	31,323
Amortization of intangible assets	2,500	2,500	4,980	5,000
Closure and impairment charges, net	3,291	475	3,726	2,302
(Gain) loss on disposition of assets	(48)	66	566	57
Income before income tax provision	39,738	43,512	80,843	89,604
Income tax provision	(12,909)	(16,615)	(28,471)	(34,295)
Net income	$26,829	$26,897	$52,372	$55,309
Net income available to common stockholders:
Net income	$26,829	$26,897	$52,372	$55,309
Less: Net income allocated to unvested participating restricted stock	(384)	(359)	(766)	(726)
Net income available to common stockholders	$26,445	$26,538	$51,606	$54,583
Net income available to common stockholders per share:
Basic	$1.46	$1.41	$2.84	$2.90
Diluted	$1.45	$1.40	$2.82	$2.88
Weighted average shares outstanding:
Basic	18,085	18,763	18,173	18,819
Diluted	18,188	18,895	18,280	18,959

Dividends declared per common share	$0.92	$0.875	$1.84	$1.75
Dividends paid per common share	$0.92	$0.875	$1.84	$1.75

DineEquity, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$118,293	$144,785
Receivables, net	101,081	139,206
Restricted cash	42,831	32,528
Prepaid gift card costs	36,455	46,792
Prepaid income taxes	—	5,186
Other current assets	5,637	4,212
Total current assets	304,297	372,709
Long-term receivables, net	150,922	160,695
Property and equipment, net	209,323	219,580
Goodwill	697,470	697,470
Other intangible assets, net	768,096	772,949
Deferred rent receivable	88,802	90,030
Other non-current assets, net	18,358	18,417
Total assets	$2,237,268	$2,331,850

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$46,625	$55,019
Gift card liability	114,302	167,657
Accrued employee compensation and benefits	14,136	25,085
Dividends payable	16,792	17,082
Income taxes payable	5,278	—
Current maturities of capital lease and financing obligations	14,559	14,320
Accrued advertising	5,948	8,758
Accrued interest payable	4,310	4,257
Other accrued expenses	13,725	6,251
Total current liabilities	235,675	298,429
Long-term debt, net	1,281,064	1,279,473
Capital lease obligations, less current maturities	77,116	84,781
Financing obligations, less current maturities	42,325	42,395
Deferred income taxes, net	254,758	269,469
Deferred rent payable	71,929	69,397
Other non-current liabilities	18,235	20,683
Total liabilities	1,981,102	2,064,627
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, shares: 40,000,000 authorized; June 30, 2016 - 25,153,608 issued, 18,218,872 outstanding; December 31, 2015 - 25,186,048 issued, 18,535,027 outstanding	252	252
Additional paid-in-capital	288,279	286,952
Retained earnings	370,546	351,923
Accumulated other comprehensive loss	(106)	(107)
Treasury stock, at cost; shares: June 30, 2016 - 6,934,736; December 31, 2015 - 6,651,021	(402,805)	(371,797)
Total stockholders’ equity	256,166	267,223
Total liabilities and stockholders’ equity	$2,237,268	$2,331,850

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2016	2015
Cash flows from operating activities:
Net income	$52,372	$55,309
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	15,554	15,855
Non-cash interest expense	1,591	1,519
Deferred income taxes	(11,896)	(12,612)
Non-cash stock-based compensation expense	5,647	4,593
Tax benefit from stock-based compensation	1,169	4,688
Excess tax benefit from stock-based compensation	(865)	(4,572)
Closure and impairment charges	1,249	2,302
Loss on disposition of assets	566	57
Other	416	(1,534)
Changes in operating assets and liabilities:
Accounts receivable, net	880	(11,249)
Current income tax receivables and payables	5,291	5,561
Gift card receivables and payables	(18,311)	(3,256)
Other current assets	(1,424)	(2,299)
Accounts payable	8,544	6,024
Accrued employee compensation and benefits	(10,949)	(10,790)
Accrued interest payable	53	(10,240)
Other current liabilities	4,024	8,767
Cash flows provided by operating activities	53,911	48,123
Cash flows from investing activities:
Additions to property and equipment	(1,931)	(4,612)
Proceeds from sale of property and equipment	—	800
Principal receipts from notes, equipment contracts and other long-term receivables	8,658	9,517
Other	(250)	(110)
Cash flows provided by investing activities	6,477	5,595
Cash flows from financing activities:
Principal payments on capital lease and financing obligations	(6,853)	(5,975)
Repurchase of common stock	(35,008)	(35,007)
Dividends paid on common stock	(34,029)	(33,271)
Tax payments for restricted stock upon vesting	(2,432)	(3,010)
Proceeds from stock options exercised	880	8,374
Excess tax benefit from stock-based compensation	865	4,572
Change in restricted cash	(10,303)	11,007
Other	—	(29)
Cash flows used in financing activities	(86,880)	(53,339)
Net change in cash and cash equivalents	(26,492)	379
Cash and cash equivalents at beginning of period	144,785	104,004
Cash and cash equivalents at end of period	$118,293	$104,383

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net income available to common stockholders to net income available to common stockholders, as adjusted for the following items: Kansas City Support Center consolidation costs; amortization of intangible assets; closure and impairment charges; non-cash interest expense; gain or loss on disposition of assets; and the combined tax effect of the preceding adjustments; and deferred tax adjustments considered unrelated to current period operations, as well as related per share data:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income available to common stockholders, as reported	$26,445	$26,538	$51,606	$54,583
Kansas City Support Center consolidation costs(1)	2,966	—	5,032	—
Amortization of intangible assets	2,500	2,500	4,980	5,000
Closure and impairment charges	820	475	1,255	2,302
Non-cash interest expense	800	764	1,591	1,519
(Gain) loss on disposition of assets	(48)	66	566	57
Income tax provision	(2,605)	(1,446)	(4,967)	(3,373)
Deferred tax adjustments(2)	(2,002)	—	(2,002)	—
Net income allocated to unvested participating restricted stock	(35)	(30)	(97)	(73)
Net income available to common stockholders, as adjusted	$28,841	$28,867	$57,964	$60,015

Diluted net income available to common stockholders per share:
Net income available to common stockholders, as reported	$1.45	$1.40	$2.82	$2.88
Kansas City Support Center consolidation costs(1)	0.10	—	0.17	—
Amortization of intangible assets	0.08	0.08	0.17	0.16
Closure and impairment charges	0.03	0.02	0.04	0.08
Non-cash interest expense	0.03	0.03	0.05	0.05
(Gain) loss on disposition of assets	(0.00)	0.00	0.02	0.00
Deferred tax adjustments(2)	(0.11)	—	(0.11)	—
Net income allocated to unvested participating restricted stock	(0.00)	(0.00)	(0.00)	(0.00)
Rounding	0.01	—	0.01	—
Diluted net income available to common stockholders per share, as adjusted	$1.59	$1.53	$3.17	$3.17

Numerator for basic EPS-income available to common stockholders, as adjusted	$28,841	$28,867	$57,964	$60,015
Effect of unvested participating restricted stock using the two-class method	1	1	2	3
Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$28,842	$28,868	$57,966	$60,018

Denominator for basic EPS-weighted-average shares	18,085	18,763	18,173	18,819
Dilutive effect of stock options	103	132	107	140
Denominator for diluted EPS-weighted-average shares and assumed conversions	18,188	18,895	18,280	18,959

(1)         Includes $2,471 of lease termination costs for the three and six months ended June 30, 2016 reported in “closure and impairment charges” in the Consolidated Statements of Comprehensive Income

(2)         Adjustments to deferred tax balances primarily due to reduction of effective state tax rate because of Support Center consolidation.

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(Unaudited)

Reconciliation of the Company’s cash provided by operating activities to “free cash flow” (cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less additions to property and equipment). We believe this information is helpful to investors to determine our cash available for general corporate purposes and for the return of cash to stockholders pursuant to our capital allocation strategy, and is the same measure used by management for these purposes.

	Six Months Ended
	June 30,
	2016	2015
	(In millions)
Cash flows provided by operating activities	$53.9	$48.1
Receipts from notes and equipment contracts receivable	4.4	6.2
Additions to property and equipment	(1.9)	(4.6)
Free cash flow	56.4	49.7
Dividends paid on common stock	(34.0)	(33.3)
Repurchase of DineEquity common stock	(35.0)	(35.0)
	$(12.6)	$(18.6)

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of U.S. GAAP gross profit to segment EBITDA:

	Three months ended June 30, 2016
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$48,376	$74,144	$4,469	$30,830	$2,439	$160,258
Expense	1,715	33,303	4,689	23,030	146	62,883
Gross profit	46,661	40,841	(220)	7,800	2,293	97,375
Plus:
Depreciation/amortization	2,625	—	104	3,138	—	5,867
Interest charges	—	—	96	3,012	—	3,108
Segment EBITDA	$49,286	$40,841	$(20)	$13,950	$2,293	$106,350

	Three months ended June 30, 2015
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$49,920	$70,361	$17,487	$31,132	$2,649	$171,549
Expense	1,730	32,338	17,355	23,319	—	74,742
Gross profit	48,190	38,023	132	7,813	2,649	96,807
Plus:
Depreciation/amortization	2,588	—	184	3,196	—	5,968
Interest charges	—	—	98	3,374	—	3,472
Segment EBITDA	$50,778	$38,023	$414	$14,383	$2,649	$106,247

	Six months ended June 30, 2016
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$99,461	$148,033	$9,281	$62,239	$4,768	$323,782
Expense	3,600	67,075	9,901	46,261	146	126,983
Gross profit	95,861	80,958	(620)	15,978	4,622	196,799
Plus:
Depreciation/amortization	5,221	—	215	6,280	—	11,716
Interest charges	—	—	192	6,122	—	6,314
Segment EBITDA	$101,082	$80,958	$(213)	$28,380	$4,622	$214,829

	Six months ended June 30, 2015
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$102,351	$142,472	$34,763	$62,534	$5,243	$347,363
Expense	3,326	66,259	33,864	46,809	12	150,270
Gross profit	99,025	76,213	899	15,725	5,231	197,093
Plus:
Depreciation/amortization	5,180	—	373	6,420	—	11,973
Interest charges	—	—	197	6,875	—	7,072
Segment EBITDA	$104,205	$76,213	$1,469	$29,020	$5,231	$216,138

Restaurant Data

The following table sets forth, for the three and six months ended June 30, 2016 and 2015, the number of “Effective Restaurants” in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that  may be partially based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(unaudited)
Applebee’s Restaurant Data
Effective Restaurants(a)
Franchise	2,028	1,990	2,029	1,991
Company	—	23	—	23
Total	2,028	2,013	2,029	2,014

System-wide(b)
Sales percentage change(c)	(4.4)%	2.0%	(4.2)%	2.9%
Domestic same-restaurant sales percentage change(d)	(4.2)%	1.0%	(3.9)%	2.0%

Franchise(b)
Sales percentage change(c)	(3.4)%	2.0%	(3.2)%	2.9%
Domestic same-restaurant sales percentage change(d)	(4.2)%	1.0%	(3.9)%	2.0%
Average weekly domestic unit sales (in thousands)	$46.5	$48.9	$47.6	$50.0

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(unaudited)
IHOP Restaurant Data
Effective Restaurants(a)
Franchise	1,510	1,471	1,508	1,471
Area license	165	167	165	167
Company	11	13	11	13
Total	1,686	1,651	1,684	1,651

System-wide(b)
Sales percentage change(c)	2.5%	7.1%	2.4%	6.6%
Domestic same-restaurant sales percentage change(d)	0.2%	6.2%	0.8%	5.5%

Franchise(b)
Sales percentage change(c)	2.8%	6.8%	2.6%	6.4%
Domestic same-restaurant sales percentage change(d)	0.2%	6.2%	0.8%	5.5%
Average weekly domestic unit sales (in thousands)	$37.5	$37.4	$37.6	$37.6

Area License (b)
Sales percentage change(c)	0.5%	7.7%	0.4%	7.4%

(a)   “Effective Restaurants” are the weighted average number of restaurants open in a given fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by franchisees and area licensees as well as those owned by the Company.

(b)   “System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants.  Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. Unaudited reported sales for Applebee’s domestic franchise restaurants, IHOP franchise restaurants and IHOP area license restaurants for the three and six months ended June 30, 2016 and 2015 were as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(In millions)
Reported sales (unaudited)
Applebee’s domestic franchise restaurant sales	$1,134.2	$1,174.6	$2,323.2	$2,400.6
IHOP franchise restaurant sales	735.4	$715.1	1,474.3	$1,436.4
IHOP area license restaurant sales	70.2	$69.8	145.5	$144.8
Total	$1,939.8	$1,959.5	$3,943.0	$3,981.8

(c)   “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)   “Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for domestic restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP area license restaurants located in Florida.

DineEquity, Inc. and Subsidiaries

Restaurant Data

(unaudited)

The following table summarizes our restaurant development activity:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Applebee’s Restaurant Development Activity
Summary - beginning of period:
Franchise	2,029	1,991	2,033	1,994
Company restaurants	—	23	—	23
Total Applebee’s restaurants, beginning of period	2,029	2,014	2,033	2,017
Franchise restaurants opened:
Domestic	2	6	7	10
International	3	2	4	4
Total franchise restaurants opened	5	8	11	14
Franchise restaurants closed:
Domestic	(6)	(4)	(12)	(8)
International	(1)	(2)	(5)	(7)
Total franchise restaurants closed	(7)	(6)	(17)	(15)
Net franchise restaurant (reduction) development	(2)	2	(6)	(1)
Summary - end of period:
Franchise	2,027	1,993	2,027	1,993
Company restaurants	—	23	—	23
Total Applebee’s restaurants, end of period	2,027	2,016	2,027	2,016

IHOP Restaurant Development Activity
Summary - beginning of period:
Franchise	1,509	1,470	1,507	1,472
Area license	164	167	165	167
Company	11	13	11	11
Total IHOP restaurants, beginning of period	1,684	1,650	1,683	1,650
Franchise/area license restaurants opened:
Domestic franchise	13	7	19	13
Domestic area license	2	1	2	2
International franchise	2	3	3	3
Total franchise/area license restaurants opened	17	11	24	18
Franchise/area license restaurants closed:
Domestic franchise	(5)	(1)	(8)	(7)
Domestic area license	—	(2)	(1)	(3)
International franchise	(1)	—	(3)	—
Total franchise/area license restaurants closed	(6)	(3)	(12)	(10)
Net franchise/area license restaurant development	11	8	12	8
Refranchised from Company restaurants	1	—	1	1
Franchise restaurants reacquired by the Company	—	—	—	(3)
Net franchise/area license restaurant additions (reductions)	12	8	13	6
Summary - end of period
Franchise	1,519	1,479	1,519	1,479
Area license	166	166	166	166
Company	10	13	10	13
Total IHOP restaurants, end of period	1,695	1,658	1,695	1,658